                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Marlin Leasing Corporation and Subsidiaries:

We consent to the use of our report dated August 15, 2003, except as to note 3, which is as of August 22, 2003 and note 17, which is as of October 13, 2003, included herein and to the references to our firm under the headings "Experts" and "Selected Financial Information" in this registration statement on Form S-1.

Our report indicates that the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001.


                                             /s/ KPMG LLP

Philadelphia, Pennsylvania
October 28, 2003